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                                                                   EXHIBIT 10.13

                              STOCKHOLDER AGREEMENT


                  This Stockholder Agreement ("Agreement") dated as of June ___, 1996 is made by and between CardioVascular Dynamics, Inc., a Delaware corporation ("CVD") and Endosonics Corporation, a Delaware corporation ("Endosonics").

                  WHEREAS, CVD is contemplating an underwritten public offering of its Common Stock (the "IPO");

                  WHEREAS, Endosonics will own approximately ___% of the outstanding Common Stock of CVD after the IPO;

                  WHEREAS, the IPO will benefit Endosonics and CVD, and the prospective underwriters of the IPO have recommended that the likelihood of a successful IPO will be enhanced by Endosonics and CVD entering into an agreement defining certain aspects of Endosonics's relationship and rights with respect to CVD;

                  NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the parties agree as follows:

                  1. Affiliates. For purposes of this Agreement, the term "CVD" includes any subsidiary of CVD. For purposes of this Agreement, the term "Endosonics" includes any Affiliate of Endosonics (other than CVD). The term "Affiliate" means any person or entity that directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, Endosonics.

                  2. Agreements Between Endosonics and CVD. During the period commencing upon the date that a registration statement relating to the IPO is declared effective by the Securities and Exchange Commission through the date of the termination of this Agreement ("Effective Period") the parties agree that Endosonics and CVD shall not enter into any transaction, contract, arrangement or agreement with each other unless such transaction, contract, arrangement or agreement has been approved by the Committee, as hereinafter defined. The Committee shall be a special committee of the Board of Directors of CVD and shall consist of not less than two directors of CVD, each of whom is not an officer, director, employee or Affiliate of Endosonics. The members of the Committee shall initially be Mitchell Dann and Gerard Von Hoffman.

                  3. Cumulative Voting. During the Effective Period Endosonics shall not approve, and shall vote against, any amendment to Article _______ of CVD's Certificate of Incorporation (or any other existing or future provisions involving cumulative voting) which would eliminate cumulative voting for election of directors.
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                  4. Restrictions on Affiliates. Endosonics shall not transfer any securities of CVD to an Affiliate, unless prior to the transfer the transferee (i) agrees with CVD to be bound by the terms of this Agreement, and
(ii) sets forth such agreement in a writing reasonably satisfactory in form and substance to CVD.

                  5. Term. This Agreement shall terminate upon the earlier of June ___, 2003 or the date on which Endosonics beneficially owns less than 25% of the outstanding Common Stock of CVD. Such beneficial ownership shall be determined in accordance with the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder.

                  6. Successors. Except as specifically provided herein, the terms and conditions of this Agreement shall inure to the benefit of and shall be binding upon the respective successors and assigns of the parties.

                  7. Governing Law. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

                  8. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  9. Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                  10. Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be noticed or by delivery by nationally-recognized overnight courier to the party to be notified or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

                  11. Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the parties hereto.

                  12. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and replaced with the enforceable provision closest in intent and economic

                                       2.
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effect as the provision found to be unenforceable; provided however that no such severability and replacement shall be effective if it materially changes the economic benefit of this Agreement to any party hereto.

                  13. Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein.


                                       3.
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                  IN WITNESS WHEREOF, the undersigned have executed this
Agreement as of the date first written above.

                                       ENDOSONICS CORPORATION



                                       ------------------------------------
                                       Name:
                                       Title:
                                       Address:



                                       CARDIOVASCULAR DYNAMICS, INC.



                                       ------------------------------------
                                       Name:
                                       Title:
                                       Address:



                                       4.